SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 SCHEDULE 13E-3

     Rule 13e-3 Transaction Statement (Pursuant to Section 13(e) of the Securities Exchange Act of 1934 and Rule 13e-3 (ss.240.13e-3) thereunder)


             ENEX 88-89 INCOME AND RETIREMENT FUND - SERIES 1, L.P.
-----------------------------------------------------------------------------

                              (Name of the Issuer)
                           ENEX RESOURCES CORPORATION
-----------------------------------------------------------------------------

                   (Name of Person(s) Filing Proxy Statement)

                  $500 "units" of limited partnership interests
-----------------------------------------------------------------------------

                         (Title of Class of Securities)

-----------------------------------------------------------------------------

                      (CUSIP Number of Class of Securities)

                         R. E. Densford, Vice President
                           ENEX RESOURCES CORPORATION
                                  800 Rockmead
                         Three Kingwood Place, Suite 200
                               Kingwood, TX 77339
                                 (713) 358-8401
-----------------------------------------------------------------------------

     (Name, address and Telephone Number of Person Authorized to Receive Notices and Communications on Behalf of Person(s) Filing Statement)

         This statement is filed in connection with (check the appropriate box):

         a. The filing of solicitation materials or an information statement subject to Regulation 14A[17 CFR 240.14a-1 to 240.14b-1]. Regulation 14C[17 CFR 240.14c-1 to 240.14c-101] or Rule 13e-3(c) [ss.240.13e-
         3(c)] under the Securities Exchange Act of 1934. [Amended in Release No.34-23789 (P. 84,044), effective January 20, 1987,51 F.R.42048.]
         b.  o    The filing of a registration statement under the Securities
                  Act of 1933.
         c.  o    A tender offer.
         d.  o    None of the above.

         Check the following box if the soliciting materials or information statement referred to in checking box (a) are preliminary copies: o

         Calculation of Filing Fee

         Transaction Valuation:
         The maximum aggregate value of the transaction is $86,431 (Partnership indebtedness, which exceeds estimated fair market value of partnership assets to be sold in liquidation pursuant to plan of dissolution)

                                                           Amount of filing fee:
                                                                          $17.29

         x Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         Amount Previously Paid: $17.29
         Form or Registration No.: Schedule 14A
         Filing Party: Enex Resources Corporation
         Date Filed: April 23, 1997

                                 SCHEDULE 13E-3

                              CROSS-REFERENCE SHEET
 Cross Reference Sheet Furnished Pursuant to General Instructions of
 Schedule 13E-3


           Item Number and Caption                            Location in Proxy
                                                                  Statement*

1. Issuer and Class of Security Subject to the Transaction Cover Page; Summary;
                                                           Special Factors;
                                                           Record Date, Voting
                                                           and Security Owner-
                                                           ship of Certain
                                                           Beneficial Owners and
                                                           Management

2. Identity and Background                                 Cover Page;Principal
                                                           Executive Offices and
                                                           Telephone Number;
                                                          Information Concerning
                                                           the General Partner

3. Past Contacts, Transactions or Negotiations             Record Date, Voting
                                                           and Security Owner-
                                                           ship of Certain
                                                           Beneficial Owners and
                                                           Management; Certain
                                                           Transactions

4. Terms of the Transaction                                Special Factors;
                                                           The Proposal to
                                                         Dissolve and Liquidate

5. Plans or Proposals of the Issuer or Affiliate           Special Factors; The
                                                           Proposal to
                                                         Dissolve and Liquidate.

6. Source and Amounts of Funds or Other Consideration      Expenses of
                                                           Solicitation;
                                                           Special Factors;
                                                           The Proposal to
                                                         Dissolve and Liquidate;
                                                           Valuation of Oil and
                                                           Gas Properties

7. Purpose(s), Alternatives, Reasons and Effects           Special Factors; The
                                                           Proposal to Dissolve
                                                           and Liquidate;
                                                           Reasons for the
                                                         Proposed Transactions;
                                                         Partnership Operations
                                                           and Financial
                                                           Condition; Fairness
                                                           of the Proposed
                                                           Transactions;
                                                          Potential Benefits to
                                                          the Partners; Federal
                                                             Income Tax
                                                           Consequences

8. Fairness of the Transaction                             Special Factors;
                                                            The Proposal to
                                                            Dissolve and
                                                          liquidate; Reasons for
                                                             the Proposed
                                                           Transactions;
                                                          Partnership Operations
                                                            and Finanicial
                                                           Condition; Fairness
                                                           of the Proposed
                                                           Transactions;
                                                           Potential Benefits to
                                                           the Partners;
                                                           Valuation of Oil and
                                                           Gas Properties;
                                                           Federal Income Tax
                                                           Consequences

9. Reports, Opinions, Appraisals and Certain Negotiations  Special Factors;
                                                        Description of Property
                                                           and Oil and Gas
                                                           Reserves; Valuation
                                                           of Oil and
                                                             Gas Properties

10. Interest in Securities of the Issuer                     Summary; Special
                                                           Factors; Record Date,
                                                            Voting and Security
                                                           Ownership of Certain
                                                            Beneficial Owners
                                                            and Management

11. Contracts, Arrangements or Understandings                Not Applicable
     with Respect to the Issuer's Securities


12. Present Intention and Recommendation of Certain          The Proposal to
                                                        Dissolve and Liquidate;
     Persons with Regard to the Transaction            Reasons for the Proposed
                                                        Transactions;
                                                         Partnership Operations
                                                        and Financial Condition;
                                                        Fairness of the Proposed
                                                         Transactions

13. Other Provisions of the Transaction                The Proposal to Dissolve
                                                        and Liquidate

14. Financial Information                                Documents Incorporated
                                                          by Reference

15. Persons and Assets Employed, Retained or Utilized       Expenses of
                                                             Solicitation;
                                                          Potential Benefits to
                                                             the Partners

16. Additional Information                                   Not Applicable

17. Material to be Filed as Exhibits                         Not Applicable



*Inapplicable items and negative responses have been omitted from the Proxy Statement.

                                 SCHEDULE 13E-3


Item 1.    Issuer and Class of Security Subject to the Transaction

     (a) The names of the issuers are: Enex Oil & Gas Income Program IV, Series 3, L.P. Enex 88-89 Income and Retirement Fund - Series 1, L.P. Enex 88-89 Income and Retirement Fund - Series 2, L.P. Enex 88-89
           Income and Retirement Fund - Series 3, L.P. Enex 88-89 Income and Retirement Fund - Series 4, L.P.

     The address of each of the principal executive offices of each of the above issuers (each a "Partnership" and collectively, the "Partnerships") is Three Kingwood Place, Suite 200, 800 Rockmead, Kingwood, Texas 77339.

     (b) The exact title, the amount of securities outstanding of the class of security which is subject to the proposed dissolution and liquidation of each Partnership as described herein, and the approximate number of holders of each such class is set forth under the caption "SUMMARY" in the proxy statement relating to the Partnerships filed by the general partner of each Partnership, Enex Resources Corporation ("Enex" or the "General Partner"), with the Securities and Exchange Commission pursuant to Registration 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), concurrently with the filing of this Schedule (the "Proxy Statement").

     (c) There is no established trading market for the securities of the Partnerships.

     (d) The Partnerships have been unable to distribute cash to their Limited Partners for the last year. There are no restrictions on the Partnerships' present or future ability to make distributions.

     (e) There have been no underwritten public offerings of limited partnership interests ("Limited Partnership Interests") in the Partnerships during the past three years.

     (f) The General Partner has purchased the following units of Limited Partnership Interest in accordance with its annual offer to repurchase such interests, as required by the Amended Agreement of Limited Partnership of each of the Partnerships (the "Partnership Agreements"). No executive officer or director of the General Partner and no person controlling the General Partner has purchased any such units during the period indicated.


                Enex Oil & Gas Income Program IV, Series 3, L.P.

                                  Units of                   Aggregate
                             Limited Partnership             Amount              Purchase
         Quarter Ending            Interests                   Paid              Price/Unit (1)
         --------------      -----------------------         --------            --------------

         March 31, 1994              93.02              $  3,079.51              $    33.10
         June 30, 1994              350.88              $ 11,688.24              $    33.31
         September 30, 1994           1.26              $     35.48              $    28.15
         December 31, 1994           94.19              $  2,712.62              $    28.79
         March 31, 1995                  0              $      0.00              $     0.00
         June 30, 1995                2.53              $     46.45              $    18.35
         September 30, 1995          14.79              $    410.83              $    27.77
         December 31, 1995           79.59              $  1,358.86              $    17.07
         March 31, 1996               1.91              $     35.10              $    18.37
         June 30, 1996              102.60              $      0.00              $     0.00
         September 30, 1996          51.48              $      0.00              $     0.00
         December 31, 1996               0              $      0.00              $     0.00
         March 31, 1997               4.78              $      0.00              $     0.00

             Enex 88-89 Income and Retirement Fund - Series 1, L.P.

                                   Units of                   Aggregate
                              Limited Partnership             Amount              Purchase
         Quarter Ending             Interests                   Paid              Price/Unit (1)
         --------------       -----------------------         --------            --------------

         March 31, 1994                   0              $      0.00              $     0.00
         June 30, 1994                86.22              $  7,003.68              $    81.23
         September 30, 1994           10.00              $    778.93              $    77.89
         December 31, 1994           144.59              $ 10,243.65              $    70.84
         March 31, 1995                   0              $      0.00              $     0.00
         June 30, 1995                    0              $      0.00              $     0.00
         September 30, 1995           90.00              $  2,024.15              $    22.49
         December 31, 1995            12.00              $    256.68              $    21.39
         March 31, 1996                 .25              $      5.84              $      .23
         June 30, 1996                 1.62              $      0.00              $     0.00
         September 30, 1996            1.32              $      0.00              $     0.00
         December 31, 1996            18.55              $      0.00              $     0.00
         March 31, 1997                   0              $      0.00              $     0.00

             Enex 88-89 Income and Retirement Fund - Series 2, L.P.

                                   Units of                   Aggregate
                              Limited Partnership             Amount              Purchase
         Quarter Ending             Interests                   Paid              Price/Unit (1)
         --------------       -----------------------         --------            --------------

         March 31, 1994                5.00              $     37.42              $     7.48
         June 30, 1994                  .92              $      7.48              $     8.13
         September 30, 1994               0              $      0.00              $     0.00
         December 31, 1994            21.23              $     72.87              $     3.43
         March 31, 1995                   0              $      0.00              $     0.00

                                               2




         June 30, 1995                10.00              $      0.00              $     0.00
         September 30, 1995           25.00              $      0.00              $     0.00
         December 31, 1995                0              $      0.00              $     0.00
         March 31, 1996                7.46              $      0.00              $     0.00
         June 30, 1996                  .73              $      0.00              $     0.00
         September 30, 1996            1.04              $      0.00              $     0.00
         December 31, 1996              .11              $      0.00              $     0.00
         March 31, 1997               20.00              $      0.00              $     0.00

             Enex 88-89 Income and Retirement Fund - Series 3, L.P.

                                    Units of                   Aggregate
                               Limited Partnership             Amount              Purchase
         Quarter Ending              Interests                   Paid              Price/Unit (1)
         --------------        -----------------------         --------            --------------

         March 31, 1994                    0              $      0.00              $     0.00
         June 30, 1994                 72.00              $  1,037.38              $    14.40
         September 30, 1994            35.03              $    409.82              $    11.69
         December 31, 1994              9.90              $    100.69              $    10.17
         March 31, 1995                    0              $      0.00              $     0.00
         June 30, 1995                     0              $      0.00              $     0.00
         September 30, 1995                0              $      0.00              $     0.00
         December 31, 1995                 0              $      0.00              $     0.00
         March 31, 1996                    0              $      0.00              $     0.00
         June 30, 1996                  5.10              $      0.00              $     0.00
         September 30, 1996             1.11              $      0.00              $     0.00
         December 31, 1996                 0              $      0.00              $     0.00
         March 31, 1997                 9.75              $      0.00              $     0.00

             Enex 88-89 Income and Retirement Fund - Series 4, L.P.

                                    Units of                   Aggregate
                               Limited Partnership             Amount              Purchase
         Quarter Ending              Interests                   Paid              Price/Unit (1)
         --------------        -----------------------         --------            --------------

         March 31, 1994                20.00              $    338.24              $    16.91
         June 30, 1994                 47.13              $    797.82              $    16.92
         September 30, 1994                0              $      0.00              $     0.00
         December 31, 1994             13.72              $    175.91              $    12.82
         March 31, 1995                    0              $      0.00              $     0.00
         June 30, 1995                  2.50              $      0.00              $     0.00
         September 30, 1995              .19              $      0.00              $     0.00
         December 31, 1995                 0              $      0.00              $     0.00
         March 31, 1996                  .55              $      1.48              $     2.69
         June 30, 1996                  8.91              $      0.00              $     0.00
         September 30, 1996            27.38              $      0.00              $     0.00
         December 31, 1996              4.44              $      0.00              $     0.00
         March 31, 1997                    0              $      0.00              $     0.00

         (1) All purchases during a given quarter were at the same price per unit.

Item 2.    Identity and Background

     Enex was incorporated on August 17, 1979 in Colorado. On June 30, 1992, Enex reincorporated in Delaware. Enex is engaged in the business of acquiring interests in producing oil and gas properties and managing oil and gas income limited partnerships. Enex's operations are concentrated in this single industry segment.

     Enex's principal executive offices are maintained at 800 Rockmead Drive, Three Kingwood Place, Kingwood, Texas 77339. The telephone number at these offices is (713) 358-8401. Enex has no regional offices.

     The names, present principal occupation or employment, and material occupations and employments during the last 5 years of each of Enex's directors, executive officers and controlling shareholders are as follows:

     Gerald B. Eckley. Mr. Eckley is a director, President and Chief Executive Officer of the General Partner and has served as such since its formation in 1979. Mr. Eckley is the beneficial owner of 289,900 shares of the General Partner's common stock (representing 20.47% of such common stock) calculated in accordance with Securities and Exchange Commission Rule 13d-3.

     William C. Hooper, Jr. Mr. Hooper is a director of the General Partner. From 1970 until the present, he has been self-employed as a consulting petroleum engineer in Houston, Texas providing services to industry and government and engaged in business as an independent oil and gas operator and investor.

     Stuart Strasner. Mr. Strasner is a director of the General Partner. He is a professor of business law at Oklahoma City University in Oklahoma City, Oklahoma and was Dean of the law school at Oklahoma City University from July 1984 until June 1991. He is a member of the Fellows of the American Bar Association and a member of the Oklahoma Bar Association. Mr. Strasner is also a director of Health Images, Inc., a public company which provides fixed site magnetic resonance imaging ("MRI") services.

     Martin J. Freedman. Mr. Freedman is a director of the General Partner. Since 1985, he has been President of Freedman Oil & Gas Company in Denver Colorado, engaged primarily in the management of its exploration and producing properties, and since 1988, the managing partner of MJF Energy which has an interest in several gas pipelines and gas wells.

     James Thomas Shorney. Mr. Shorney is a director of the General Partner. He has been a petroleum consultant and Secretary/Treasurer of the Shorney Company in Oklahoma City, Oklahoma, a privately held oil and gas exploration company, from 1970 to date.

     Robert D. Carl, III. Mr. Carl is a director of the General Partner. He is a private investor. From 1985 to March 1997, Mr. Carl was the Chairman of the Board of Health Images, Inc., a company founded by Mr. Carl and subsequently listed on the New York Stock Exchange.

           On January 4, 1996, the Securities and Exchange Commission ("SEC") filed a complaint in the United States District Court for the District of Columbia against Mr. Carl alleging that Mr. Carl violated Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act"), and Rules 16a-2 and 16a-3 (and former Rule 16a-1) thereunder, by failing to timely file reports concerning thirty-eight securities transactions in his mother's brokerage accounts involving shares of Health Images, Inc. stock. The SEC took the position that because Mr. Carl (1) provided substantial financial support to his mother, (2) commingled his mother's assets with his own, (3) provided a substantial portion of the funds used to purchase the shares in question, and (4) received from his mother a substantial portion of the sales proceeds, he, therefore, had a pecuniary interest in, and was a beneficial owner of, the shares in question.

           In response to the SEC's action, Mr. Carl disgorged to Health Images, Inc. approximately $92,400 in short-swing profits from the trading in his mother's account, plus interest thereon of approximately $52,600. The SEC further requested the court to impose a $10,000 civil penalty against Mr. Carl pursuant to Section 21(d)(3) of the Exchange Act. Without admitting or denying the allegations in the complaint, Mr. Carl consented to the entry of a final judgment imposing the $10,000 penalty. On January 12, 1996, a federal judge entered the final judgment in this matter, and Mr. Carl has since filed amended reports on Forms 4 and 5 reflecting these transactions in his mother's accounts.

           In relation to the same matter, the SEC has issued an administrative order pursuant to Section 21C of the Exchange Act against Mr. Carl, finding that he violated Section 16(a) and the rules thereunder and requiring him to cease and desist from committing or causing any violation or future violation of those provisions. Without admitting or denying allegations in the SEC's Order, Mr. Carl consented to the entry of the Order.

     Robert E. Densford. Mr. Densford is a Director of the General Partner and its Vice President- Finance, Secretary and Treasurer, a position he has held since 1989. He was the General Partner's Controller from 1985 to 1989.

     James A. Klein. Mr. Klein has been the General Partner's Controller since February 1991. Since June 1993, he has been President and Principal of the General Partner's subsidiary, Enex Securities Corporation. From June 1988 to February 1991, he was employed by Positron Corporation in Houston.

     Each of the General Partner's directors is a United States citizen and maintains a business address in care of the General Partner. Enex knows of no person other than those named above who might be deemed to control Enex.

     Other than as described above, during the past five years neither Enex nor any executive officer or director of Enex or any person controlling Enex has been convicted in a criminal proceeding or been a party to a civil proceeding as a result of which such person was enjoined from violating, or prohibited from activities subject to, any securities laws or found to have violated any such laws.
 .
Item 3.    Past Contacts, Transactions or Negotiations

     (a)(1) Information regarding transactions between the Partnerships and the General Partner has been provided under the caption "THE PROPOSAL TO DISSOLVE AND LIQUIDATE -- Certain Transactions" in the Proxy Statement and is hereby incorporated by reference to Item 7 - Financial Statements and Supplemental Data to each Partnership's Annual Report on Forms 10-KSB/A and 10-KSB for the years ended December 31, 1996 and 1995, respectively. Since January 1, 1994, there have been no transactions between the Partnerships and any executive officer or director or any person controlling Enex.

     (a)(2) There have been no contacts, negotiations or transactions which have been entered into or occurred since January 1, 1994 between the General Partner, its executive officers or directors or any person controlling Enex or any of the Partnerships concerning a merger, consolidation, acquisition, tender offer, or sale of a material amount of the assets of such Partnerships. The only acquisitions of securities of the Partnerships by the General Partner during such period are detailed above in the response to Item 1(f).

     (b) There have been no contacts or negotiations concerning the matters referred to in Item 3(a)(2) which have been entered into or have occurred since January 1, 1994 between any affiliate of any of the Partnerships or between any of the Partnerships or any of their affiliates and any person who is not affiliated with any of the Partnerships who would have a direct interest in such matters, including all directors, executive officers and persons controlling Enex.

Item 4.    Terms of the Transaction

     (a) The material terms of the proposed dissolution and liquidation of the Partnerships are described under the captions "SPECIAL FACTORS" and "THE PROPOSAL TO DISSOLVE AND LIQUIDATE" in the Proxy Statement.

     (b)   None.

Item 5.    Plans or Proposals of the Issuer or Affiliate

     (a) The proposed dissolution and liquidation of the Partnerships is described under the captions "SPECIAL FACTORS" and "THE PROPOSAL TO DISSOLVE AND LIQUIDATE" in the Proxy Statement.

     (b) The sales of the Partnerships' assets that will follow approval of the proposed dissolution and liquidation of the Partnerships is described under the caption "THE PROPOSAL TO DISSOLVE AND LIQUIDATE" in the Proxy Statement.

     (c)   None.

     (d) The Partnerships will dissolve and liquidate upon approval of the proposed dissolution and liquidation of the Partnerships described under the caption "THE PROPOSAL TO DISSOLVE AND LIQUIDATE" in the Proxy Statement.

     (e)   See the response to Item 5(d) above.

     (f) The registration of the Limited Partnership Interests of the Partnerships under Section 12(g) of the Exchange Act will be terminated following approval of the proposed dissolution and liquidation of the Partnerships.

     (g) The Partnerships' obligations to file reports pursuant to Section 15(d) of the Exchange Act will terminate following approval of the proposed dissolution and liquidation of the Partnerships.

Item 6.    Source and Amounts of Funds or Other Consideration

     (a) The funds or other consideration to be received in the proposed dissolution and liquidation of the Partnerships are described under the captions "THE PROPOSAL TO DISSOLVE AND LIQUIDATE -- General" and "-- Valuation of Oil and Gas Properties" in the Proxy Statement.

     (b)

                                     403            521               522              523            524
                                     ---            ---               ---              ---            ---

         Legal Fees             $    3.111       $    1,169        $    1,209       $  1,143        1,368
         Filing Fees            $      389       $      146        $      151       $    143          171
         Appraisal Fees         $      933       $      351        $      363       $    343          410
         Solicitation Expenses  $    3,693       $    1,389        $    1,436       $  1,357        1,625
         Printing Costs         $      972       $      365        $      378       $    357          428
                                    ------          -------           -------         ------       ------
                 Total          $    9,098       $    3,420        $    3,537       $  3,343        4,002
                                    ======           ======            ======          =====        =====

           The costs of the proposed dissolution and liquidation of the Partnerships, which will primarily include expenses in connection with the preparation and mailing of the Proxy Statement and all papers which accompany or supplement it, will be borne by the Partnerships pro rata in accordance with the estimated fair market value of their respective assets (see Table 1 in the Proxy Statement). This basis for allocation was chosen over others (such as the number of Unitholders of each Partnership or the amount of each Partnership's original capital or allocating one-fifth of the costs to each Partnership) because the largest share of the costs of this solicitation consist of the fees incurred to obtain an independent valuation of the Partnerships' properties and counsel fees in connection with the preparation of this Proxy Statement. In the General Partner's opinion, these costs are most equitably allocated in accordance with the value of the Partnerships' assets.

     (c)   Not applicable.

     (d)   Not applicable.

Item 7.    Purpose(s), Alternatives, Reasons and Effects

     (a) The purposes for the proposed dissolution and liquidation of the Partnerships are set forth under the captions "SPECIAL FACTORS -- Proposal to Dissolve and Liquidate the Partnerships," and "THE PROPOSAL TO DISSOLVE AND LIQUIDATE -- General," "-- Fairness of the Proposed Transactions," "-- Partnership Operations and Financial Conditions," "-- Reasons For Proposed Transactions," "-- Potential Benefits to the Partners" and "-- Federal Income Tax Consequences" in the Proxy Statement.

     (b) Alternatives to the proposed dissolution and liquidation of the Partnerships considered by the General Partner and the reasons for their rejection are described under the captions "THE PROPOSAL TO DISSOLVE AND LIQUIDATE" and "-- Reasons For Proposed Transactions" in the Proxy Statement.

     (c) The reasons for the structure of the proposed dissolution and liquidation of the Partnerships and for undertaking them at this time are described under the captions "THE PROPOSAL TO DISSOLVE AND LIQUIDATE -- General," "-- Fairness of the Proposed Transactions," "-- Partnership Operations and Financial Conditions," "-- Reasons for Proposed Transactions," "-- Potential Benefits to the Partners" and "-- Federal Income Tax Consequences" in the Proxy Statement.

     (d) The effects, including the benefits and detriments, quantified to the extent practicable, of the proposed dissolution and liquidation of the Partnerships on the Partnerships, its affiliates and its unaffiliated security holders are described under the captions SPECIAL FACTORS -- Conflicts of Interest" and "THE PROPOSAL TO DISSOLVE AND LIQUIDATE --
     General," "-- Fairness of the Proposed Transactions," "-- Reasons for Proposed Transactions," "-- Potential Benefits to the Partners" and "-- Federal Income Tax Consequences" in the Proxy Statement.

Item 8.    Fairness of the Transaction

     (a) The Board of Directors of the General Partner has unanimously approved the proposed transactions as being fair and in the best interests of the Limited Partners. No directors dissented or abstained from such approval.

     (b) The factors upon which the belief stated in Item 8(a) are based, in order of their significance, are each Partnership's poor financial condition and prospects, the potential to realize favorable tax consequences for 403, and the General Partner's willingness to act as "buyer of last resort" at the estimated fair market values of the Partnerships' properties as estimated by H.J. Gruy & Associates, Inc. ("Gruy") (even if all of a Partnership's indebtedness to the General Partner has been satisfied out of the proceeds of earlier property sales) which ensures a "floor" or minimum consideration for partnership properties and thereby ensures an equivalent "ceiling" or maximum amount of forgiveness of indebtedness income each Limited Partner will realize from the proposed transactions, upon which it will be subject to federal income tax (see "Federal Income Tax Consequences" below). These factors are discussed in detail under the captions "THE PROPOSAL TO DISSOLVE AND
     LIQUIDATE  --  General,"   "--   Partnership   Operations   and   Financial
     Conditions," "-- Federal Income Tax Consequences," "-- Fairness of the Proposed Transactions," "-- Reasons for Proposed Transactions" and "-- Valuations of Oil and Gas Reserves" in the Proxy Statement.

     (c) The approval of a majority of the unaffiliated security holders is not required.

     (d) No director or group of directors has retained an unaffiliated representative to act solely on behalf of the Limited Partners for the purposes of negotiating the terms of the proposed plans to dissolve and liquidate the Partnerships or to prepare a report concerning the fairness of such proposals.

     (e) The Board of Directors of the General Partner unanimously approved the proposed transactions. The majority of the directors are not employees of the General Partner or the Partnerships.

     (f) No firm offer has been made by any person during the preceding 18 months regarding the merger or consolidation of any of the Partnerships, the sale or transfer of all or any substantial part of the assets of any Partnership or securities of any Partnership which would enable the holder to exercise control of such Partnerships.

Item 9.    Reports, Opinions, Appraisals and Certain Negotiations

     (a) Gruy's report on the estimated fair market values of the Partnerships' properties is described under the captions "THE PROPOSAL TO DISSOLVE AND LIQUIDATE -- Description of Property and Oil and Gas Reserves" and "-- Valuation of Oil and Gas Properties" in the Proxy Statement. As noted in the response to Item 8(d), no person has been retained for the purpose of negotiating the terms of, or to prepare a report concerning the fairness to the Limited Partners of, the proposed dissolution and liquidation of the Partnerships.

     (b) Gruy's qualifications, the method of Gruy's selection, any material relationship between Gruy and the Partnerships and the General Partner which existed during the past two years or is mutually understood to be contemplated, any compensation received or to be received as a result of such relationship from the Partnerships, and a summary of Gruy's report, including but not limited to the procedures followed, the findings, the bases for and methods of arriving at such findings, instructions received from the Partnerships or the General Partner, and any limitations on the scope of Gruy's investigation imposed by the Partnerships or the General Partner are set forth under the captions "THE PROPOSAL TO DISSOLVE AND LIQUIDATE -- Description of Property and Oil and Gas Reserves" and "-- Valuation of Oil and Gas Properties" in the Proxy Statement. In addition, Gruy has received compensation from the General Partner and other limited partnerships of which Enex is the general partner during the past two years of $114,634.

     (c) The fair market valuation report prepared by Gruy is available for inspection and copying at the offices of the General Partner during regular business hours by any interested Limited Partner or his representative who has been so designated in writing. A copy of such report will be mailed to any interested Limited Partner or his representative upon written request.

Item 10. Interest in Securities of the Issuer

     (a) The aggregate amount and percentage of Limited Partnership Interests beneficially owned as of March 31, 1997 by the General Partner, any pension, profit sharing or similar plan of the General Partner (the Partnerships have no such plans) and, after reasonable inquiry, each executive officer and director of the General Partner, each person controlling the General Partner, and each associate or majority owned subsidiary of the General Partner (the Partnerships have no subsidiaries) are set forth under the captions "Summary" and "Record Date, Voting and Security Ownership of Certain Beneficial Owners and Management" in the Proxy Statement.

     (b) During the past 60 days the General Partner purchased the following Limited Partnership Interests in accordance with its annual purchase offer, as required by the Partnership Agreements. No other person purchased any Partnership securities during the past 60 days.

                                                                                Units of Limited       Price
                                                               Date             Partnership Interest   Paid

Enex Oil & Gas Income Program IV, Series 3, L.P.
                                                             April 30, 1997           .79              $0

                                                             May 31, 1997            5.00              $0

Enex 88-89 Income and Retirement Fund - Series 1, L.P.
                                                             April 30, 1997         30.00              $0

Enex 88-89 Income and Retirement Fund - Series 2, L.P.
                                                             April 30, 1997          2.00              $0

Enex 88-89 Income and Retirement Fund - Series 3, L.P.
                                                             April 30, 1997          1.00              $0

                                                             May 31, 1997            5.00              $0

Enex 88-89 Income and Retirement Fund - Series 4, L.P.
                                                             April 30, 1997          2.21              $0


Item 11. Contracts, Arrangements or Understandings
           with Respect to the Issuer's Securities

     There are no other contracts, arrangements, understandings or relationships in connection with the proposal to dissolve and liquidate the Partnerships between the General Partner, any executive officer or director of the General Partner or any person controlling the General Partner, and any person with respect to any securities of the Partnerships. However, the provisions of the Partnership Agreement of each Partnership provide that the Limited Partners may dissolve the Partnership by vote of a majority in interest. The Partnership Agreements also provide, with respect to the proposal to dissolve and liquidate the Partnerships, that once a Partnership is dissolved an accounting of Partnership assets, liabilities and operations to the date of dissolution will be made and the General Partner will wind up and terminate the business and affairs of the Partnership.

Item 12. Present Intention and Recommendation of Certain
           Persons with Regard to the Transaction

     (a) No securities of any of the Partnerships are to be tendered or sold in connection with the proposed dissolution and liquidation of the Partnerships. To the extent known to the General Partner, the General Partner and each executive officer, director and other affiliate of the
     General Partner who owns or hold any securities of the Partnerships or proxies to vote securities of the Partnerships intends to vote such securities in the manner set forth under the caption "THE PROPOSAL TO DISSOLVE AND LIQUIDATE -- Record Date, Voting and Security Ownership of Certain Beneficial Owners and Management" in the Proxy Statement. The reasons therefor are set forth under the captions "THE PROPOSAL TO DISSOLVE AND LIQUIDATE -- General," "-- Partnership Operations and Financial Conditions" and "-- Reasons for the Proposed Transaction" in the Proxy Statement. The terms of each Partnership's Partnership Agreement require the General Partner to vote its general partnership interests in concurrence with the vote of the Limited Partners with respect to the proposed dissolution and liquidation.

     (b) The Board of Directors of the General Partner has recommended that the Limited Partners vote in favor of the proposed dissolution and liquidation of the Partnerships for the reasons set forth under the captions "THE PROPOSAL TO DISSOLVE AND LIQUIDATE -- General," "-- Partnership Operations and Financial Conditions", "-- Fairness of the Proposed Transactions" and "-- Reasons for the Proposed Transaction" in the Proxy Statement. The General Partner has no knowledge after making reasonable inquiry as to whether or not any of its executive officers or affiliates has made a recommendation in support of or opposed to the proposed dissolution and liquidation of the Partnership.

Item 13. Other Provisions of the Transaction

     (a) Limited Partners will not have, nor be entitled to, any dissenters' or appraisal rights with respect to the proposals under the Partnership Agreements or under applicable law (the New Jersey Revised Uniform Limited Partnership Act (the "Act"), and none will be provided voluntarily by the Partnerships or the General Partner. Generally, in the absence of a breach of the General Partner's fiduciary duty (i.e., to act fairly and in the best interests of the Partnerships and their Limited Partners), Limited Partners who object to the proposed dissolution and liquidation will have no remedy available to them under state law or under the Partnership Agreements if the percentage of Units needed to approve the proposal vote in favor of the proposal. Such Limited Partners will have the same rights to the assets of the Partnership as all other Limited Partners as described under the caption "THE PROPOSAL TO DISSOLVE AND LIQUIDATE" in the Proxy Statement.

     (b) Pursuant to the provisions of the Act, each Partnership is required to keep the following records at its principal office or make them available at that office at the Limited Partner's expense at any reasonable time within five (5) days after receipt of a written request from a Limited Partner stating the purpose for which an examination thereof is requested:

           (1) a current list that states:
                 (A) the name and mailing address of each Partner, separately identifying in alphabetical order the General Partner and the Limited Partners; (B) the last known street address of the business or residence of the General Partner; (C) the percentage or other interest in the Partnership owned by each Partner;
           (2) copies of the Partnership's federal, state, and local information or income tax returns for each of its six most recent tax years; (3) a copy of the Partnership Agreement and certificate of limited partnership, all amendments or restatements, and executed copies of any powers of attorney under which the Partnership Agreement, certificate of limited partnership, and all amendments or restatements to the agreement and certificate have been executed; (4) unless contained in the Partnership Agreement a written statement of;
                 (A) the amount of the cash contribution and a description and statement of the agreed value of any other contribution made by each Partner, and the amount of the cash contribution and a description and statement of the agreed value of any other contribution that the Partner has agreed to make in the future as an additional contribution; (B) the times at which additional contributions are to be made or events requiring additional contributions to be made; (C) events requiring the Partnership to be dissolved and its affairs wound up; and (D) the date on which each Partner became a partner; and
           (5) books and records of account of the Partnership.

     Also required to be made available is other information regarding the business, affairs, and financial condition of each Partnership as is just and reasonable for the Limited Partners to examine and copy.

     Pursuant to the provisions of the Partnership Agreements, the General Partner will permit access to all records of each Partnership, after adequate notice, during normal business hours, to any Limited Partner and/or his accredited representatives. Notwithstanding the foregoing, the General Partner may keep logs, well reports and other drilling data confidential for a reasonable period of time. The General Partner maintains a list of names and addresses of all Limited Partners at the principal office of the Partnerships. Such list may be reviewed by any Limited Partner or his representative during normal business hours. On request, a copy of such list will be furnished to any Limited Partner or his representative upon payment of reproduction and mailing costs.

     No provision has been made by the Partnerships or the General Partner to allow unaffiliated security holders to obtain access to the corporate files of the General Partner or to obtain counsel or appraisal services at the expense of the Partnerships or the General Partner. As described under the caption "The Proposal to Dissolve and Liquidate" in the Proxy Statement, the General Partner will be preparing a bid package concerning the Partnerships' properties which will be made available to interested Limited Partners.

     (c)   Not applicable.

Item 14. Financial Information

     (a) This financial information required by this Item appears in the following documents which have been filed by each Partnership under the Exchange Act:

           (1) Each Partnership's Annual Report on Form 10-KSB/A for the year ended December 31, 1996, copies of which accompany the Proxy Statement; and

           (2) Each Partnership's Quarterly Report on Form 10-QSB/A for the fiscal quarter ended March 31, 1997, copies of which accompany the Proxy Statement.

     This Item 14 specifically incorporates herein by reference the information set forth in the following sections contained in each Partnership's Annual Report on Form 10-KSB: Item 7-Financial Statements and Supplementary Data. The following sections of the Quarterly Reports on Form 10-QSB/A are specifically incorporated herein by reference: Item 1 - Financial Statements (unaudited).

     (b)   Pro forma data has been omitted because it is not material.

Item 15. Persons and Assets Employed, Retained or Utilized

     (a) The Partnerships have no officers or employees. Certain directors, officers and employees of the General Partner, not especially employed for this purpose, may solicit proxies relating to the proposed dissolution and liquidation of the Partnerships, without additional remuneration therefor, by mail, telephone, telegraph or personal interview. The estimated costs to be incurred by the Partnerships in connection with the proposed dissolution and liquidation are described in the response to Item 6(b) above. In all cases, each Partnership property will be sold for the highest possible price. In cases where the highest third party bid for a property is less than its fair market value as determined by Gruy, the General Partner will purchase the property at such fair market value. Thus, the General Partner will act as a "buyer of last resort". Until such time as a Partnership's total indebtedness has been discharged in full, the consideration paid by the General Partner for any properties of such Partnership purchased by the General Partner shall be in the form of satisfaction of such indebtedness. The General Partner intends to continue to hold any of the Partnership properties it might acquire as a buyer of last resort. The General Partner has no plans to dispose of any of such properties.

           In the event that the General Partner acquires any Partnership properties in connection with the proposed plans of dissolution and liquidation of the Partnerships, the General Partner believes that such properties will be profitable due to the elimination of the current ongoing expenses associated with administering and operating the Partnerships and the elimination of the Partnerships' indebtedness.

     (b) No person other than one described in the response to Item 15(a) has been or will be retained or compensated to make solicitations or
     recommendations   in   connection   with  the  proposed   dissolution   and
     liquidation.

Item 16. Additional Information

     Additional information regarding the proposed dissolution and liquidation is set forth in the Proxy Statement. To the General Partner's knowledge, no such additional information or any other information is necessary to make the statements herein, in light of the circumstances under which they are made, not materially misleading.

Item 17. Material to be Filed as Exhibits

     (a)   Not applicable

     (b) The fair market valuation reports prepared by Gruy are filed herewith as Exhibit 1.

     (c)   Not applicable.

     (d)   Not applicable.

     (e)   Not applicable.

     (f)   Not applicable.



                                   By Order of the Board of Directors
                                             of the General Partner


                                   /s/ R. E. Densford
                                   ROBERT E. DENSFORD
                                   Vice President-Finance,
                                   Secretary and Treasurer